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                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement"), between Luby's, Inc., a Delaware corporation ("Luby's" or the "Company"), and Harris J. Pappas, a resident of Houston, Texas, ("Executive") is executed effective as of the 9th day of March 2001 ("Effective Date"). For purposes of this Agreement, "Luby's" or the "Company" shall include the subsidiaries of Luby's. Luby's and Executive are sometimes referred to herein individually as a "Party," and collectively as the "Parties." The Parties hereby agree as follows:

         1. EMPLOYMENT. Luby's hereby employs Executive, and Executive hereby accepts employment with Luby's, subject to the terms and conditions set forth in this Agreement.

         2. TERM. Subject to the provisions for termination of employment as provided in Section 7(a), Executive's employment under this Agreement shall be for a period beginning on the Effective Date and ending on March 31, 2004 ("Term").

         3. COMPENSATION. Executive's compensation during his employment under the terms of this Agreement shall be as follows:

                  (a) Base Salary. Luby's shall pay to Executive a base salary (the "Base Salary") of One Hundred Thousand Dollars ($100,000) per year. Luby's and Executive have agreed that the majority of Executive's compensation shall be incentive based and, consequently, no adjustments in Base Salary are appropriate during the Term. The Base Salary shall be payable in equal, semi-monthly installments on the 15th day and last day of each month or at such other times and in such installments as may be agreed between Luby's and Executive. All payments shall be subject to the deduction of payroll taxes, income tax withholdings, and similar deductions and withholdings as required by law.

                  (b) Bonus. In addition to the Base Salary, Executive shall be eligible to receive bonus compensation in such amounts and at such times as the Board of Directors of Luby's or an authorized committee thereof shall from time to time determine in its sole discretion.

                  (c) Stock Option Grant. On the Effective Date, Luby's shall grant to Executive a nonqualified stock option ("Option") to purchase 1,120,000 shares of $.32 par value common stock of Luby's ("Common Stock"), with an exercise price per share equal to five dollars ($5.00) per share and otherwise with the terms of the Option Agreement attached hereto as Exhibit A.

         4. EXPENSES AND BENEFITS. (a) During his employment hereunder, Executive is authorized to incur reasonable and appropriate expenses related to the business of Luby's, including expenses for entertainment, travel, and similar matters. Luby's will reimburse Executive for such expenses upon presentation by Executive of such accounts and records as Luby's may from time to time reasonably require.

                  (b) Luby's also agrees to provide Executive with the following benefits during his employment hereunder:

                           (i) Employee Benefit Plans. Executive and, to the
                  extent applicable, Executive's spouse, dependents, and beneficiaries, shall be allowed to




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                  participate on the same terms in all benefits, plans, and
                  programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Luby's; provided that Executive shall not be permitted without the express consent of the Board of Directors of Luby's to participate in any bonus, incentive, profit-sharing, or similar cash payment plan. Such benefits, plans, and programs may include, without limitation, stock option or thrift plans, health insurance or health care plans, life insurance, disability insurance, supplemental retirement plans, vacation, and sick leave. Luby's shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any such benefit plan or program, so long as such changes are similarly applicable to executive employees generally.

                                    (ii) Vacations. Executive shall be entitled
                  (in addition to the usual Luby's holidays) to paid vacation time for periods in each calendar year not exceeding four (4) weeks.

                                    (iii) Working Facilities. Executive shall be
                  furnished by Luby's with an office at the Company's principal office in San Antonio, secretarial help and other facilities and services, including but not limited to, full use of Luby's mail and communication facilities and services reasonably suitable to his position and reasonably necessary for the performance of his duties under this Agreement.

         5. POSITIONS AND DUTIES. Executive is employed hereunder as Chief Operating Officer of Luby's or in such other positions as the Parties may mutually agree. In addition, if requested to do so, Executive shall serve as the chief operating officer or other officer or as a member of the Board of Directors, or both, of any subsidiary or affiliate of Luby's. Executive agrees to serve in the position referred to above and to perform diligently and to the best of his abilities the duties and services appertaining to such office, as well as such additional duties and services appropriate to such offices which the Parties mutually may agree upon from time to time. Executive's employment shall also be subject to the policies maintained and established by Luby's that are of general applicability to Luby's executive employees, as such policies may be amended from time to time. Executive's duties shall be performed principally at Luby's principal place of business in San Antonio, Texas and at the locations of its operations. Executive acknowledges and agrees that Executive owes a fiduciary duty of loyalty to act at all times in the best interests of Luby's. In keeping with such duty, Executive represents that he owes no duty to any other entity or person regarding, and shall make full disclosure to Luby's of, all business opportunities pertaining to Company's business which have not been previously renounced by the Board of Directors, as contemplated by Section 10 hereof, and shall not appropriate for Executive's own benefit any such business opportunities.

         6. EXTENT OF SERVICE. Executive shall, during the term of this Agreement, devote his primary working time, attention, energies and business efforts to his duties as an employee of Luby's and to the business and affairs of Luby's generally, and shall not, during the term of this Agreement, engage, directly or indirectly, in any other business activity whatsoever, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except with the consent of the Board of Directors of Luby's; however, this Section 6 shall not be construed to prevent Executive from, nor require board consent with respect to, (i) continuing executive's senior level management of non-cafeteria style restaurant businesses, (ii) serving as a member of the board of directors or trustees of other companies or not-for-profit entities, or




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(iii) from investing his personal, private assets as a passive investor in such form or manner as will not require any active services on the part of Executive in the management or operation of the affairs of the companies, partnerships, or other business entities in which any such passive investments are made; provided in case of clause (i), (ii), or (iii) such activities do not conflict with the business and affairs of Luby's or interfere with Executive's ability to perform the services and discharge the duties required of him hereunder.

         7. TERMINATION.

                  (a) Termination of Employment. Notwithstanding the provisions of Section 2, the employment of the Executive pursuant to this Agreement shall terminate prior to the expiration of the Term, upon the occurrence of any of the following events:

                           (i)      the death of the Executive;

                           (ii)     the termination of the Executive's
                                    employment by Luby's due to the Executive's
                                    Disability (as defined in Section 7(b));

                           (iii)    the termination of the Executive's
                                    employment by the Executive for "Good
                                    Reason" (as defined in Section 7(d));

                           (iv)     the termination of the Executive's
                                    employment by Luby's for Cause (as defined in Section 7(c)); or

                           (v) for any reason whatsoever in the discretion of the Executive or Luby's.

                  (b) Disability. For the purposes of this Agreement, the term "Disability" shall mean Executive becoming incapacitated by accident, sickness, or other circumstance that renders him physically or mentally unable to carry out the duties and services required of him hereunder on a full-time basis for more than one hundred twenty (120) days in any one hundred eighty (180) day period. If a dispute arises between the Executive and the Company concerning the Executive's physical or mental ability to continue or return to the performance of his duties as aforesaid, the Executive shall submit to examination by a competent physician mutually agreeable to both parties or, if the parties are unable to agree, by a physician appointed by the president of the Bexar County Medical Association, and such physician's opinion shall be final and binding.

                  (c) Cause. For purposes of this Agreement, the term "Cause" shall mean:

                           (i)      Executive's conviction of a crime
                                    constituting a felony, or a misdemeanor
                                    involving moral turpitude;

                           (ii)     The commission by Executive, or
                                    participation in, an illegal act or acts that were intended to defraud Luby's;

                           (iii) the willful refusal by Executive to fulfill the duties and responsibilities as Chief Operating Officer;

                           (iv)     the breach by Executive of material
                                    provisions of this Agreement, a policy of Luby's, or the code of conduct of Luby's in each case

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                                    after written notice from the Board of
                                    Directors and, if correctible, the failure to correct such breach within 30 days from the date such notice is given;

                           (v) gross negligence or willful misconduct by Executive in the performance of his duties and obligations to Luby's;

                           (vi) willful engagement by Executive in conduct known (or which should have been known) to be materially injurious to Luby's.

                  (d) Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances, without the consent of the Executive, unless such circumstances are remedied in all material respects by Luby's 30 days after Luby's receipt of written notice thereof given by the Executive:

                           (i) the material diminution in the nature, scope, or duties of the Executive or assignment of duties inconsistent with those of the Chief Operating Officer or a change in the location of the principal business office of the Company in which his services are to be carried out, to a place outside of Texas;

                           (ii) any breach of a material provision of this Agreement by Luby's after written notice from Employee and, if correctible, the failure to correct such breach within 30 days from the date such notice is given;

                           (iii) within two years after sale by Luby's of all or substantially all of its assets or the merger, share exchange, or other reorganization of Luby's into or with another corporation or entity (with respect to which Luby's does not survive), a diminution in employee benefits (including but not limited to medical, dental, life insurance, and long-term disability plans) and perquisites applicable to Executive from the greater of (A) the employee benefits and perquisites provided by Luby's to executives with comparable duties or (B) the employee benefits and perquisites to which Executive was entitled immediately prior to the date on which a change in control occurs.

                  (e) Notice of Termination. If Luby's or Executive desires to terminate Executive's employment hereunder at any time prior to expiration of the Term, it or he shall do so by giving written notice to the other party that it or he has elected to terminate Executive's employment hereunder and stating the proposed effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.

         8. CONSEQUENCES OF TERMINATION.

                  (a) By Expiration. If Executive's employment hereunder shall terminate upon expiration of the Term, then all compensation for periods subsequent to termination and all benefits to Executive hereunder, other than the Option, which is governed by its own terms in such circumstances, shall terminate contemporaneously with termination of his employment.



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                  (b) Death or Disability. If the Executive's employment is
terminated during the Term by reason of the Executive's death or Disability, all Compensation and benefits to Executive under this Agreement, other than the Option, which is governed by its own terms in such circumstances, shall terminate contemporaneously with the termination of employment and without further obligation to the Executive or the Executive's legal representatives under the Agreement (other than payment of the Executive's Base Salary in respect of the period through his date of death or termination for Disability).

                  (c) Termination by the Executive without Good Reason or by the Company For Cause. If the Executive's employment is terminated by the Executive without Good Reason, or by the Company for Cause, all compensation and benefits to Executive under this Agreement, other than the Option, which is governed by its own terms in such circumstances, shall terminate contemporaneously with such termination of employment and without further obligation to Executive or Executive's legal representatives under this Agreement (other than payment of Executive's Base Salary in respect of the period through his date of termination).

                  (d) Termination by the Executive for Good Reason or by the Company without Cause. (i) If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Company shall be obligated to pay to, or make available to, the Executive Executive's monthly Base Salary and benefits in effect on the date of termination for the remainder of the Term. The Executive shall have no obligation to seek other employment during any time period for which he may receive payment pursuant to this subsection (d), and in the event the Executive obtains other employment during such period, the Company's obligations to make payments pursuant to this subsection (d) shall not be reduced. In the event that continued participation in any Luby's plan is for whatever reason impermissible during the remainder of the Term, Company shall arrange upon comparable terms benefits substantially equivalent to those that may not be so provided under the plan maintained by Luby's. The parties agree that the payments provided for herein constitute part of the consideration provided by the Company for the Executive's agreements contained in Section 5 hereof.

                  (ii) Notwithstanding clause (i) of this subsection (d), if, at any time during which the Executive would otherwise be entitled to receive any payment pursuant to clause (i) of subsection (d), the Executive engages in any activity or takes any action which would be prohibited under Sections 9 and 10 hereof, then the Executive shall be deemed to have irrevocably forfeited any right to receive any further payments pursuant to this Agreement, provided such forfeiture shall not limit Luby's rights to seek to enforce such provision or to seek damages; provided, however, that the Option and the benefits thereof shall not be in any way affected by this clause (d)(ii) of this Section 8.

         9. DISCLOSURE OF CONFIDENTIAL INFORMATION. Executive acknowledges that Luby's will disclose to Executive, or place Executive in a position to have access to or develop, trade secrets or Confidential Information of Luby's or its affiliates, and shall entrust Executive with business opportunities of Luby's or its affiliates, and shall place Executive in a position to develop business goodwill on behalf of Luby's or its affiliates. Except to the extent required in the performance of his duties and obligations to Luby's as expressly authorized herein, or by prior written consent of a duly authorized officer or director of Luby's, Executive will not, directly or indirectly, at any time during his employment with Luby's, or for 18 months subsequent to the termination thereof, for any reason whatsoever, with or without cause, breach the confidence reposed in him by Luby's by using, disseminating, disclosing, divulging, or in any manner whatsoever disclosing or permitting to be divulged or disclosed in any manner Confidential



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Information to any person, firm, corporation, association, or other business entity. As used herein, the term "Confidential Information" means any and all information concerning ideas, concepts, products, processes, and services related to the business of Luby's, including information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, or the selling of any product or products to any customers of Luby's, disclosed to Executive or known by Executive as a consequence of or through his employment by Luby's (or any parent, subsidiary or affiliated corporations of Luby's) including, but not necessarily limited to, any person, firm, corporation, association, or other business entity with which Luby's has any type of agency agreement, or any shareholders, directors, or officers of any such person, firm, corporation, association, or other business entity; provided, however, that Confidential Information shall not include information generally known in any industry in which Luby's is or may become engaged during the term of this Agreement, information disclosed publicly by Luby's or any information, ideas, products, processes, services, and concepts existing and known to Executive prior to his employment by Luby's. On termination of employment with Luby's, all documents, records, notebooks, e-mails, or similar repositories of or containing Confidential Information, including all copies of any documents, records, notebooks, e-mail, or similar repositories of or containing Confidential Information, then in Executive's possession or in the possession of any third party under the control of Executive or pursuant to any agreement with Executive, whether prepared by Executive or any other person, firm, corporation, association, or other business entity, will be delivered to Luby's by Executive.

         10. NONCOMPETITION; STANDSTILL.

                  (a) Executive recognizes and understands that in performing the responsibilities of his employment, he will occupy a position of fiduciary trust and confidence, pursuant to which he will develop and acquire experience and knowledge with respect to Luby's business. It is the expressed intent and agreement of Executive and Luby's that such knowledge and experience shall be used exclusively in the furtherance of the interests of Luby's and not in any manner which would be detrimental to Luby's interests. In consideration of the benefits herein, Executive therefore agrees that so long as he is employed by Luby's and for the Covenant Period (as defined below) after termination of Executive's employment, Executive will not directly or indirectly:

                           (i) engage in any other "cafeteria-style" restaurant business (as defined in the resolution of the Board of Directors of the Company in the form attached hereto as Exhibit B and adopted in connection with this Agreement) or own any interests whether as an owner, shareholder, joint venturer, partner or otherwise, in any other association or entity that engages, directly or indirectly, in any "cafeteria-style" restaurant business in each case in any state where Luby's or any of its affiliates are conducting business on the date of this Agreement or in any contiguous state; provided, however, that nothing herein shall prohibit Executive from holding or making passive investments in limited partnerships or corporations whose securities are traded in a generally recognized market provided that Executive's interest, together with those of his affiliates and family do not exceed 1% of the outstanding shares or interests in such corporation or partnership; or

                           (ii) render advice or services to, or otherwise assist, any other person, association, or entity engaged, directly or indirectly, in any "cafeteria-style" restaurant business in any state where Luby's or its affiliates conduct business on the date of this Agreement or in any contiguous state; or



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                            (iii) contact or solicit any employee of Luby's or
         any of its affiliates to induce them to terminate his or her employment with Luby's or such affiliates.

                  (b) Executive agrees that for so long as he is employed by Luby's and for the Covenant Period he will not without the prior written consent of the Company: (i) knowingly, after due inquiry, sell any shares of Common Stock of the Company ("Common Stock"), or right to acquire Common Stock, to any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) that would subsequent to such sale Beneficially Own (as defined in the Purchase Agreement dated March 9, 2001 between the Company, Employee and the other signatories thereto (the "Purchase Agreement") in excess of 10% of the Company's issued and outstanding Common Stock (1% in the case of industry competitors), (ii) solicit, or participate in a solicitation of proxies or votes or consents to vote any voting securities of the Company or grant (except to the Company or its representatives or representatives of the Executive) any proxies to vote such securities or subject their shares in the Company to any voting trust or other voting arrangement or agreement, (iii) form, join, or in any way participate in, any group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) with respect to voting securities of the Company, or (iv) seek, propose, or make any public statement regarding any merger, tender or exchange offer or other business combination involving the Company or any sale, assignment, transfer, lease or other disposition by the Company of all or substantially all of its assets.

                  (c) "Covenant Period" means:

                           (i) twenty-four (24) months if Employee is terminated
                  by the Company for Cause or if Employee terminates his employment without Good Reason; or (ii) if Employee's employment is terminated for any other reason:

                                    (x)      twelve (12) months for the
                                             activities prohibited by clause
                                             (ii) and (iv) of Section 10(b) and

                                    (y)      twenty-four (24) months for the
                                             activities prohibited by any other
                                             provision of Section 10.

         11. ENFORCEMENT AND REMEDIES. Executive understands that the restrictions set forth here may limit Executive's ability to engage in certain businesses in certain geographic regions during the period provided for above, but acknowledges that Executive will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction. Executive acknowledges that money damages would not be sufficient remedy for any breach of
Section 9 or 10 by Executive, and Luby's shall be entitled to enforce the provisions thereof by terminating any payments then owing to Executive under this Agreement and/or by specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach, but shall be in addition to all remedies available at law or in equity to Luby's, including without limitation, the recovery of damages from Executive and Executive's agents involved in such breach and remedies available to Luby's pursuant to other agreements with Executive.

         12. INSURANCE. Luby's may, in its sole and absolute discretion, at any time after the Effective Date, apply for and procure, as owner and for its own benefit, insurance on the life of Executive, in such amounts and in such forms as Luby's may choose. Unless otherwise agreed


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by Luby's, Executive shall have no interest whatsoever in any such policy or policies, but Executive shall, at Luby's request, submit to such medical examinations, supply such information, and execute and deliver such documents as may be required by the insurance company or companies to which Luby's has applied for such insurance.

         13. NOTICE. All notices and communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

 If to Executive:

                           Harris J. Pappas
                           642 Yale
                           Houston, Texas 77007

with a copy to:

                           Frank Markantonis
                           645 Heights Blvd.
                           Houston, Texas 77007

and

                           Fulbright & Jaworski, L.L.P.
                           1301 McKinney  Suite 5100
                           Houston, Texas 77010-3095
                           Attn: Charles H. Still

If to Luby's:

                           Luby's, Inc.
                           2211 Northeast Loop 410
                           San Antonio, Texas 78217-4673
                           Attention: Chairman of the Board

         With a copy to:

                           Cauthorn Hale Hornberger Fuller
                           Sheehan Becker & Beiter Incorporated
                           700 N. St. Mary's Street, Suite 600
                           San Antonio, Texas 78205
                           Attention: Drew R. Fuller, Jr.

         Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier

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         14. CONTROLLING LAW. This Agreement shall be determined and governed by and construed in accordance with the laws of the State of Texas, without giving effect to any conflicts of law provisions.

         15. ADDITIONAL INSTRUMENTS. This Agreement governs the rights and obligations of Executive and Luby's with respect to Executive's base salary and certain perquisites of employment. Executive's rights and obligations both during the term of his employment and thereafter with respect to stock options, life insurance policies insuring the life of Executive, and other benefits under the plans and programs maintained by Luby's shall be governed by the separate agreements, plans, and other documents and instruments governing such matters.

         16. LIQUIDATED DAMAGES. In light of the difficulties in estimating the damages for any early termination of employment, Luby's and Executive hereby agree that the payments, if any, to be received by Executive pursuant to this Agreement shall be received by Executive as liquidated damages. Payment of the amounts set forth in this Agreement, if any, shall be in lieu of any severance benefit Executive may be entitled to under any severance plan or policy of Luby's.

         17. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

         18. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged orally, but only by a waiver, modification or discharge in writing signed by the Executive, and such officer of the Company as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of the parties hereto, will survive any termination or expiration of the term of this Agreement as specifically set forth herein; in addition Sections 8, 11, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive such termination or expiration to the extent the context thereof requires.

         19. ENTIRE AGREEMENT. This Agreement (which term shall be deemed to include the exhibits hereto and any other certificates, documents or instruments delivered hereunder) the Purchase Agreement and the other Transaction Documents (as defined therein) constitute the entire agreement of the Parties hereto and supercede all prior agreements and understandings, both written and oral, among the parties as to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth herein, in the Purchase Agreement and in the other Transaction Documents.



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         20. EFFECT OF AGREEMENT. This Agreement shall be binding upon Executive and his heirs, executors, legal representatives, successors and assigns, and Luby's and its legal representatives, successors and assigns. Except as provided in the preceding sentence, this Agreement, and the rights and obligations of the Parties hereunder, are personal and neither this Agreement, nor any right, benefit, or obligation of either Party hereto, shall be subject to voluntary or involuntary assignment, alienation, or transfer, whether by operation of law or otherwise, without the prior written consent of the other Party.

         21. EXECUTION. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         22. DEEMED RESIGNATIONS. Any termination of Executive's employment shall constitute an automatic resignation as an officer and director of Luby's and each subsidiary or affiliate of Luby's.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.


                                            /s/ HARRIS J. PAPPAS
                                            ------------------------------------
                                            Harris J. Pappas



                                            Luby's, Inc.

                                            /s/ ROBERT T. HERRES
                                            ------------------------------------
                                            Robert T. Herres
                                            Chairman of the Board



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                                                                       EXHIBIT A


                                  LUBY'S, INC.

                                  STOCK OPTION

                                  ------------


NAME OF EMPLOYEE:          Harris J. Pappas

DATE OF GRANT:             March 9, 2001

EXPIRATION DATE:           March 9, 2011

NUMBER OF OPTION SHARES:   1,120,000

OPTION PRICE PER SHARE:    $5.00


         THIS OPTION is granted on the above date (the "Date of Grant") by Luby's, Inc. (together with its subsidiaries, the "Company") to the person named above (the "Employee"), upon the following terms and conditions:

         1. GRANT OF OPTION. The Company hereby grants to the Employee an option to purchase, on the terms and conditions stated herein, all or any part of the aggregate number of shares specified above (the "Option Shares") of the Company's Common Stock, par value $0.32 per share, ("Common Stock") at the Option Price specified above.

         2. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office at any time and from time to time after the Date of Grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a cumulative percentage of the aggregate number of Option Shares determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:



                                      Number of Full Years From               Percentage of Shares
                                            Date of Grant                     That May Be Purchased
                                    -------------------------------      --------------------------------
         Less than                        1 year                                        0%
                                          1 year                                       50%
                                          2 years                                      75%
                                          3 years or more                             100%

         Notwithstanding the preceding sentence, this Option shall be exercisable for 25% of the aggregate number of Option Shares at any time and from time to time after the Last Sale Price of the Common Stock (as defined in Section 3) has exceeded $8.475 for twenty consecutive Trading Days (as defined in Section 3).

         This Option is not transferable by Employee otherwise than by will or the laws of descent and distribution, and may, subject to the next sentence of this paragraph as to Permitted Transferees, be exercised only by Employee during Employee's lifetime. Employee may transfer this Option, subject to the terms and conditions hereof, for no consideration to (a) a member of his Immediate Family (as defined below), (b) a trust solely for the benefit of the Employee and/or one or more members of his Immediate Family or (c) a partnership, corporation or limited liability company whose only partners, shareholders or members are the Employee and/or one or more members of his Immediate Family. Any transferee described in the preceding two sentences is referred to herein as a "Permitted Transferee." The term "Immediate Family" means, with respect to the Employee, such Employee's spouse, children and grandchildren (including adopted and step children and grandchildren). Upon any transfer to a Permitted Transferee, the terms and conditions of this Option shall be binding upon the Permitted Transferee who receives a transfer of the Option, except that a Permitted Transferee may not transfer the Option other than by will or by the laws of descent and distribution. No transfer pursuant to the terms hereof shall be effective unless (i) the Company receives prior written notice of the terms and conditions of any intended transfer and (ii) the Company reasonably determines that the intended transfer complies with the requirements set forth herein. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not satisfy the requirements set forth herein shall be void and unenforceable against the Company.

         This Option may be exercised only while Employee remains an employee or consultant of the Company and will terminate and cease to be exercisable upon Employee's termination of employment with the Company, except that:

                  (a) DISABILITY. If Employee's employment by the Company terminates by reason of disability (as defined in that certain Employment Agreement between the Company and the Employee dated March 7, 2001), this Option may be exercised to the extent the Option was exercisable on the date of termination or would become exercisable within six months of the date of termination by Employee, or Employee's attorney-in-fact, guardian or estate or the person who acquires this Option by will or the laws of descent and distribution, within six months following the date of such termination but in no event later than the Expiration Date.

                  (b) DEATH. If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution, may exercise this Option to the extent the Option was exercisable on the date of Employee's death or would become exercisable within six months of the date of Employee's death at any time within six months following the date of Employee's death but in no event later than the Expiration Date.


                  (c) CAUSE OR WITHOUT GOOD REASON. If Employee's employment by the Company is terminated for "Cause", or Employee terminates his employment without "Good Reason" (as such terms are defined in that certain Employment Agreement between the Company and the Employee dated March 7, 2001), this Option may be exercised by Employee at any time during the period of 30 days following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution during such period if Employee dies during such 30-day period), but in each case no later than the Expiration Date and only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates.


                  (d) WITHOUT CAUSE OR WITH GOOD REASON. If Employee's employment by the Company is terminated without Cause or Employee terminates his employment with Good Reason, this Option shall, notwithstanding the provisions of the first paragraph of this Section 2, be fully vested and may be exercised by Employee (or Employee's estate or the person who acquires this Option by will of the laws of descent and distribution), in whole or in part, at any time prior to the Expiration Date.


         This Option shall not be exercisable in any event after the Expiration Date. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee or his Permitted Transferee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee or his Permitted Transferee, Employee or his Permitted Transferee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         3. PAYMENT FOR SHARES. Payment for shares purchased upon exercise of this Option shall be made in full at the time of exercise of the Option in cash or by delivering Common Stock of the Company having a fair market value on the date of exercise at least equal to the Option Price, or a combination of Common Stock and cash. Such fair market value on any day shall be deemed to be the Last Sale Price on the date on which this Option is exercised. "Last Sale Price" on any Trading Day shall mean (i) the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) as reported on the New York Stock Exchange Composite Tape, or (ii) if on such Trading Day the Common Stock is not listed or admitted to trading on such exchange, the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if not listed or admitted to trading on any national securities exchange on such Trading Day, then the average of the closing bid and asked prices as reported through the National Association of Securities Dealers, Inc. on its NASDAQ National Market or other NASDAQ market or through a similar organization if NASDAQ is no longer reporting information, or (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market or other NASDAQ market on such Trading Day, then the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or (v) if not quoted by any such organization on such Trading Day, the fair value of such Common Stock on such Trading Day, as reasonably determined by the Board of Directors in good faith. "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than a day on which securities are not traded on the New York Stock Exchange.

         4. METHOD OF EXERCISE. This Option may be exercised only by written notice given to the Company, in form satisfactory to the Company, specifying the number of Option Shares which the holder of the Option elects to purchase, the number of Option Shares which the holder is paying for in cash and the number of Option Shares which the holder is paying for with shares of Common Stock. Such written notice shall be accompanied by a check payable to the order of the Company for the cash portion, if any, of the purchase price and, if applicable, by the delivery of certificates representing shares of Common Stock duly endorsed and otherwise in proper form for transfer to the Company of such number of shares of Common Stock as are required to equal the fair market value of the Option Shares being paid for in stock. Upon each exercise of this Option, the Company, as promptly as practicable, will mail or deliver to the person exercising this Option a certificate or certificates representing the shares then purchased. The Company may require any person exercising this Option to make such representations and furnish such information as the Company may reasonably consider appropriate in connection with the issuance of the shares in compliance with applicable law.

         5. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Common Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

         6. STATUS OF STOCK. The Company will register for issuance the shares of Common Stock acquirable upon exercise of this Option on Form S-8 within sixty
(60) days of the date of grant, and will use its reasonable best efforts to keep such registration effective throughout the period this Option is exercisable.

          Employee agrees that the shares of Common Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Employee also agrees (i) that the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

         7. ADJUSTMENTS. The Exercise Price and the number of Option Shares purchasable hereunder are subject to adjustment from time to time as follows:

                  (a) MERGER, SALE OF ASSETS, ETC. If at any time while this Option, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or
         (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Option shall thereafter be entitled to receive upon exercise of this Option, during the period specified herein and upon payment of the Option Price then in effect, the number of Option Shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Option would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Option had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 7. The foregoing provisions of this section shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Option. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Option with respect to the rights and interests of the holder after the transaction, to the end that the provisions of this Option shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Option.

                  (b) RECLASSIFICATION, ETC. If the Company, at any time while this Option, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Option exist into the same or a different number of securities of any other class or classes, this Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Option immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

                  (c) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Option, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Option exist, into a different number of securities of the same class, the Option Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                  (d) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Option, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Option exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Option shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Option, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Option on the date hereof and had thereafter, during the period from the date hereof to and including the date of such event, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 7.

                  (e) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of this Option a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

         8. REGISTRATION RIGHTS. Upon exercise of this Option, the holder shall have and be entitled to exercise, together with all other holders of registrable securities possessing registration rights under that certain Purchase Agreement and related Registration Rights Agreement, of even date herewith (together the "Purchase Agreement"), between the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby, the rights of registration granted under the Purchase Agreement to with respect to the shares of Common Stock issuable upon exercise of this Option.

         9. RIGHTS. Whenever the Company shall issue shares of Common Stock upon exercise of this Option, the Company shall issue, together with each such share of Common Stock, one right to purchase one-half of one share of Common Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of April 16, 1991 between Luby's Cafeterias, Inc. and AmeriTrust Company, N.A., as amended, or any similar rights issued to holders of Common Stock in addition thereto or in the replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by the other holders of Common Stock (or evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

         10. EMPLOYMENT RELATIONSHIP. Although this Option may be exercised only as provided in Section 2 hereof, it is understood that, subject to the terms of any employment contract, employment of the Employee shall be at the pleasure of the employer, and at such compensation as the employer shall reasonably determine from time to time. Nothing in this Option shall confer on the Employee any right to continue in the employment of the Company or any of its affiliates or to interfere in any way with the right of the Company or its affiliates to terminate his or her employment at any time. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of, or consultant to, either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option.

         11. RESERVATION OF STOCK. The Company covenants that during the term this Option is exercisable, the Company will reserve from its authorized and unissued Common Stock and/or its treasury stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Option.

         12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Employee:

                  Harris J. Pappas
                  642 Yale
                  Houston, Texas 77007

with a copy to:

                  Frank Markantonis
                  645 Heights Blvd.
                  Houston, Texas 77007

and

                  Fulbright & Jaworski, L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas 77010-3095
                  Attn: Charles H. Still

If to Luby's:

                  Luby's, Inc.
                  2211 Northeast Loop 410
                  San Antonio, Texas 78217-4673
                  Attention: Chairman of the Board
with a copy to:

                  Cauthorn Hale Hornberger Fuller
                  Sheehan Becker & Beiter Incorporated
                  700 N. St. Mary's Street, Suite 600
                  San Antonio, Texas 78205
                  Attention: Drew R. Fuller, Jr.

         Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

         13. SUCCESSORS; GOVERNING LAW. This Option shall be binding upon any successors or assigns of the Company. THIS OPTION SHALL CONSTITUTE A CONTRACT UNDER THE LAWS OF TEXAS AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES.

         14. ENTIRE AGREEMENT. This Option Agreement (which term shall be deemed to include the exhibits hereto and any other certificates, documents or instruments delivered hereunder) the Purchase Agreement, and the other transaction documents (as defined therein) constitute the entire agreement of the Parties hereto and supercede all prior agreements and understandings, both written and oral, among the parties as to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth herein, in the Purchase Agreement and in the other Transaction Documents.

         15. COUNTERPARTS. This Option may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one ore more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         16. HEADINGS. The headings of this Option are for convenience of reference only and are not part of the substance of this Option.

         17. SEVERABILITY. If any term or other provision of this Option is invalid, illegal or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Option shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Option so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

         18. MODIFICATION. No provisions of this Option may be modified, waived or discharged orally, but only by a waiver, modification or discharge in writing signed by the Employee and such officer of the Company as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Option to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

         IN WITNESS WHEREOF, the Company has caused this Option to be executed in duplicate by its proper corporate officers thereunto duly authorized, and Employee has executed this Option, all as of the Date of Grant.


ATTEST:                                            LUBY'S, INC.


                                                   By:
----------------------------                          --------------------------
Secretary                                          Name:  Robert T. Herres
                                                   Title: Chairman of the Board



ACCEPTED:


----------------------------
Harris J. Pappas

                                                                       EXHIBIT B



                                  LUBY'S, INC.

                       RESOLUTIONS OF BOARD OF DIRECTORS

                                 MARCH 7, 2001

                                   ----------



DISCUSSION - CORPORATE OPPORTUNITY

WHEREAS, for purposes of facilitating the initiation of new arrangements between the Company and Christopher J. Pappas and Harris J. Pappas and (collectively the "Executives"), who will become directors and officers of the Company as of the date of adoption of this resolution, and in accordance with Section 122(17) of the General Corporation Law of the State of Delaware, the Board of Directors of the Company does hereby adopt the following preambles and resolutions:

WHEREAS, for purposes hereof the following terms shall have the following meanings

      (1) "Cafeteria-style Restaurant Business" shall mean the traditional cafeteria type business engaged in by the Company, or in a restaurant which sells food utilizing cafeteria style serving of entrees, or selling food on an "all you can eat" basis, or utilizing buffet style serving of the general type operated by "Luby's", "Morrison's", "Piccadilly", "Wyatt's", "Golden Corral" or "Ryans Steak House". Notwithstanding the terms of the immediately preceding sentence, for purposes of this definition the sale of food on an "all you can eat" basis or utilizing buffet style serving, shall not include restaurants which serve primarily one type of ethnic or specialty foods such as Mexican or Chinese food or barbecue or seafood;

      (2) The "Areas of Geographic Operation" shall mean the states of Texas, New Mexico, Arizona, Oklahoma, Kansas, Arkansas, Missouri, Tennessee, Mississippi and Florida and all states contiguous to such states;

      (3) A "Pappas Generated Land or Building Redevelopment Opportunity" shall mean any opportunity to lease or purchase land in any location or to lease or purchase a building and land for redevelopment in any location which arises from or in connection with the ordinary course of the business of Pappas Restaurants and is first communicated to executive, officers or employees of Pappas Restaurants other then the Executives; provided that any such opportunity that is first presented to either of the Executives shall be considered a business opportunity for the Company.

NOW, THEREFORE, be it resolved that the Company does hereby renounce as a corporate opportunity, for a period of six (6) years from the date of this resolution, (i) any business or corporate opportunity (whether operated by an Executive or not) which shall involve the operation of any restaurant or food service business other than a Cafeteria-style Restaurant Business in the Areas of Geographic Operation, and (ii) any Pappas Generated Land or Building Redevelopment Opportunity.